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                                                                EXHIBIT - (g)(i)

              AMENDMENT NO. 1 TO THE ACCOUNTING SERVICES AGREEMENT

This Amendment No. 1 (the "Amendment") is made as of July 1, 2003 to the Accounting Services Agreement dated May 22, 2002 (the "Agreement") between Schwab Capital Trust, Schwab Annuity Portfolios and Schwab Investments (each a "Trust" and collectively the "Trusts") and SEI Investments Global Funds Services (formerly, SEI Investments Mutual Funds Services) ("SEI").

         WHEREAS, SEI provides accounting services to the portfolios listed on Schedule A (the "Portfolios") of the Agreement;

         WHEREAS, each of the parties to the Agreement now wish to make provision for additional funds to be added to Schedule A of the Agreement and it is the purpose of this amendment ("Amendment ") to provide as aforesaid;

         NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, the parties hereby agree as follows:

1. Schedule A of the Agreement shall be deleted in its entirety and Schedule A attached hereto shall be inserted in lieu of.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SCHWAB CAPITAL TRUST                      SCHWAB ANNUITY PORTFOLIOS

By: /s/ Tai-Chin Tung                     By: /s/ Tai-Chin Tung
    ----------------------                    ---------------------
Name:  Tai-Chin Tung                      Name:  Tai-Chin Tung
Title: Treasurer and Principal            Title: Treasurer and Principal
       Financial Officer                         Financial Officer

SCHWAB INVESTMENTS                        SEI INVESTMENTS GLOBAL FUNDS SERVICES

By: /s/ Tai-Chin Tung                     By: /s/ Timothy D. Barto
    -----------------------                   --------------------
Name:  Tai-Chin Tung                      Name:  Timothy D. Barto
Title: Treasurer and Principal            Title: Vice President
       Financial Officer